UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 18, 2015 (August 18, 2015)

QUALITY DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 Park Oaks Boulevard, Suite 200

Tampa, Florida 33610

(Address of principal executive offices including Zip Code)

(813) 630-5826

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On August 18, 2015, Quality Distribution, Inc. (the “Company”) completed its previously announced merger (the “Merger”) with Gruden Merger Sub, Inc. (“Merger Sub”), a Florida Corporation and wholly-owned subsidiary of Gruden Acquisition, Inc., a Delaware corporation (“Parent”), pursuant to that certain Agreement and Plan of Merger, dated May 6, 2015 (the “Merger Agreement”). The Company was the surviving corporation in the Merger and, as a result of the Merger, has become a wholly-owned subsidiary of Parent. Parent was formed by funds advised by Apax Partners LLP (“Apax”).

The descriptions contained in this Current Report on Form 8-K of the Merger Agreement and the transactions contemplated thereby are not complete and are qualified in their entirety by the full and complete text of the Merger Agreement, which is incorporated by reference herein as Exhibit 2.1.

Item 5.01.	Change in Control of Registrant.

As a result of the Merger, a change in control of the Company has occurred, and the Company is now a wholly-owned subsidiary of Parent. The aggregate value of the transaction was approximately $828 million. The source of funds for the Merger and related transaction expenses included cash equity contributions from funds advised by Apax and borrowings under a new credit facility.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, Gary R. Enzor, Richard B. Marchese, Thomas R. Miklich, Annette M. Sandberg and Alan H. Schumacher resigned from the Board of Directors of the Company and all board committees, effective at the Effective Time.

In connection with the consummation of the Merger, Gary R. Enzor, Ashish Karandikar, Joseph J. Troy, Mitch Truwit and Vivek Vyas were elected to the Board of Directors of the Company.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the certificate of incorporation and bylaws of the Company were amended and restated in their entirety. The Amended and Restated Certificate of Incorporation and Bylaws of the Company are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of May 6, 2015, by and among Quality Distribution, Inc., Gruden Acquisition, Inc. and Gruden Merger Sub, Inc. incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 7, 2015.

3.1	Amended and Restated Certificate of Incorporation of the Company dated as of August 18, 2015.

3.2	By-Laws of the Company dated as of August 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

Dated: August 18, 2015	By:	/s/ Joseph J. Troy
	Name:	Joseph J. Troy
	Title:	Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

2.1	Agreement and Plan of Merger, dated as of May 6, 2015, by and among Quality Distribution, Inc., Gruden Acquisition, Inc. and Gruden Merger Sub, Inc. incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 7, 2015.

3.1	Amended and Restated Certificate of Incorporation of the Company dated as of August 18, 2015.

3.2	By-Laws of the Company dated as of August 18, 2015.